QuickLinks -- Click here to rapidly navigate through this document

As filed with the Securities and Exchange Commission on January 6, 2005

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

GFI GROUP INC.
(Exact name of Registrant as specified in its charter)

Delaware	80-0006224
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)
100 Wall Street, New York, New York	10005
(Address of Principal Executive Offices)	(Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box ☐	If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box ☒

Securities Act registration statement file number to which this form relates: 333-116517

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on which Each Class is to be Registered
None	None

Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock, par value $0.01 per share

Item 1.    Description of Registrant's Securities to be Registered

        For a description of the common stock, par value $0.01 per share ("Common Stock"), of GFI Group Inc. (the "Registrant") to be registered hereunder, reference is made to the information set forth under the caption "Description of Capital Stock" in the Prospectus which constitutes a part of the Registrant's Registration Statement on Form S-1 (File No. 333-116517) originally filed with the Securities and Exchange Commission on June 16, 2004, as subsequently amended, which information is hereby incorporated herein by reference.

Item 2.    Exhibits

        The documents listed below are filed as exhibits to this Registration Statement:

Exhibits No.	Description
3.1*	Restated Certificate of Incorporation of the Registrant, as currently in effect
3.2*	Form of Amendment to the Restated Certificate of Incorporation of the Registrant, to be filed in connection with the reverse stock split
3.3*	Form of Second Amended and Restated Certificate of Incorporation of the Registrant, to be filed upon the closing of the offering
3.4*	Amended and Restated Bylaws of the Registrant, as currently in effect
3.5*	Form of Second Amended and Restated Bylaws of the Registrant, to be effective upon the closing of the offering
4.1*
See Exhibits 3.3 and 3.5 for provisions of the Second Amended and Restated Certificate of Incorporation and Second Amended and Restated Bylaws for the Registrant defining the rights of holders of Common Stock of the Registrant
4.2*	Specimen Stock Certificate
4.3*	Amended and Restated Stockholders Agreement, dated as of June 3, 2002, among the Registrant and the stockholders named therein
4.4*
Series A Registration Rights Agreement, dated as of March 10, 2000, between the Registrant and the parties named therein, as amended by the Amendment Agreement dated as of November 30, 2001, by and among the Registrant, GFInet inc. and the parties named therein, as amended by Amendment No. 2 to the Registration Rights Agreement dated as of June 3, 2002, by and among the Registrant and the parties named therein
4.5*
Series B Registration Rights Agreement, dated as of June 1, 2000, between the Registrant and the parties named therein, as amended by the Amendment Agreement dated as of November 30, 2001, by and among the Registrant, GFInet inc. and the parties named therein, as amended by Amendment No. 2 to the Registration Rights Agreement dated as of June 3, 2002, by and among the Registrant and the parties named therein
4.6*	Series C Registration Rights Agreement, dated as of June 3, 2002, between the Registrant and the parties named therein
4.7*	Warrant dated July 15, 2000 issued to Newnetco LLC

*
Incorporated herein by reference to the identically numbered exhibit in Registrant's Registration Statement on Form S-1 (File No. 333-116517).

SIGNATURE

        Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

        January 5, 2005

GFI GROUP INC.
By:	/s/ J. CHRISTOPHER GIANCARLO
	Name:	J. Christopher Giancarlo
	Title:	Executive Vice President—Corporate Development

QuickLinks

SIGNATURE